UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As discussed below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, Michael Brower resigned as the Chief Financial Officer of Orange 21 Inc. (the “Company”) effective August 15, 2006.

In connection with his resignation, on August 11, 2006, the Company entered into a Separation and Release Agreement with Mr. Brower to provide him with certain benefits in exchange for, among other things, the Company’s receipt of a general release of claims and his cooperation in helping the Company with the transition of his successor, Jerry Collazo. Pursuant to the terms of the Separation Agreement, the Company agreed to pay Mr. Brower $15,000 in separation pay, $90,000 in severance pay and to pay for up to nine (9) months of health insurance coverage for Mr. Brower. In addition, the Company agreed to pay Mr. Brower $15,000 per month for transition services performed during the period August 16, 2006 through November 15, 2006.

The description of the terms of the Company’s agreement with Mr. Brower is qualified in its entirety by reference to the Separation and Release Agreement which is filed with this current report as Exhibit 10.37.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 14, 2006 the Company announced the appointment of Jerry Collazo as its Chief Financial Officer, succeeding Michael Brower, who resigned effective August 15, 2006.

From July 2005 to August 2006 Mr. Collazo served as Chief Financial Officer of Channell Commercial Corporation, a publicly traded global designer and manufacturer of equipment supplied to telephone companies and cable television network operators. From 2000 to 2004, Mr. Collazo was President and Chief Financial Officer of Worldwide Wireless Networks, a publicly traded company providing fixed wireless broadband internet services. From 1996 to 1999, he was chief financial officer and chief operating officer for Xtend Micro Products, a development, manufacturing and marketing company providing mobility accessories for notebook computers. A certified public accountant, Mr. Collazo began his career at Ernst & Young LLP. Mr. Collazo holds an M.B.A. from the University of California, Los Angeles.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.37	Separation and Release Agreement by and between Orange 21 Inc. and Michael Brower, dated August 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 17, 2006	ORANGE 21 INC.

	By:	/s/ Barry Buchholtz
Barry Buchholtz
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.37	Separation and Release Agreement by and between Orange 21 Inc. and Michael Brower, dated August 11, 2006.

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